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                                                                      Exhibit 21



                                 SUBSIDIARIES
                                 ------------


   The following is a list of the Company's subsidiaries. Omitted from the list are certain subsidiaries which are inactive and are being dissolved, and which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X.


   Company                             State of Incorporation
   -------                             ----------------------
NHD, Inc.                                        Pennsylvania

Eastern Real Property, Inc. ("ERP")              Florida

S & S Grading, Inc.
  (f/k/a "S & S Landfill, Inc.")                 West Virginia

WRN Properties, Inc.,
  a subsidiary of ERP                            Pennsylvania

Pulaski Grading, Inc.
  (f/k/a "Pulaski Landfill, Inc.")               Kentucky

Carolina Grading, Inc.                           South Carolina

All Waste Refuse Services, Inc.                  South Carolina

A.W.S. of Virginia Incorporated                  Virginia